Exhibit 10.1

                        STOCK EXCHANGE AGREEMENT BETWEEN
             CASTMOR RESOURCES LTD. AND RED GIANT ENTERTAINMENT INC.

     THIS AGREEMENT, made this 6th day of June, 2012, by and among Castmor Resources Ltd., a Delaware Corporation, ("CRL"), and Red Giant Entertainment Inc., a Florida corporation ("RGE").

                                    RECITALS

     WHEREAS,  CRL,  a public,  company  desires  to  acquire  100% of the total
outstanding   capital   stock  of  RGE  from   RGE's   shareholders   (the  "RGE
Shareholders"); and

     WHEREAS, CRL offers to acquire shares of common stock of RGE in exchange for 40,000,000 (Forty Million) unissued shares of the common stock of CRL (the "CRL Common Stock" or "CRL Shares"); and

     WHEREAS, RGE Stockholders offer to exchange 5,000,000 shares of RGE for 40,000,000 shares of CRL. The 5,000,000 shares represents all of the issued and outstanding shares of RGE.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

     The  foregoing  recitals  are  hereby  restated,   incorporated  into  this
Agreement, and made a part of it, as if each were fully set forth here in their entirety.

                                    ARTICLE 1

            COMPENSATION, CONSIDERATION, AND EXCHANGE OF SECURITIES.

     1.2 ISSUANCE OF SHARES.

          1.2.1 CRL SHARES TO RGE. Subject to all of the terms and conditions of this Agreement, CRL agrees to deliver newly issued, restricted, CRL Common Stock totaling Forty Million (40,000,000), in exchange for the outstanding common shares of RGE (the "RGE Common Stock") in the amounts shown on Schedule "A" to this Agreement.

          1.3 TRANSFER OF SHARES BY RGE SHAREHOLDERS. Subject to all of the terms and conditions of this Agreement, the RGE Shareholders agree to transfer to CRL all of their ownership in the RGE Common Stock.
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          1.3.1 EXEMPTION FROM REGISTRATION;  REORGANIZATION. The parties hereto expect this transfer of Shares by RGE Shareholders to CRL to qualify as a tax-free reorganization under Sections 368 (a)(1)(A) and 368 (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code") but no IRS ruling or opinion of counsel is being sought in connection therewith and such ruling or opinion is not a condition to closing the transactions herein contemplated.

                                    ARTICLE 2

                      REPRESENTATIONS AND WARRANTIES OF RGE

     RGE REPRESENTS AND WARRANTS TO CRL THAT:

     2.1 ORGANIZATION. RGE is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states and other jurisdictions where its business requires qualification.

     2.2 COMPLIANCE WITH LAWS. RGE has substantially complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting its properties, products or the operation of its business except where such non-compliance would not have a materially adverse effect on the business or financial condition of RGE. RGE has all licenses and permits required to conduct its business as now being conducted.

     2.3 LITIGATION. RGE is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of RGE, threatened against or affecting RGE or its business, assets or financial condition, except for matters which would not have a material affect on RGE or its properties. RGE is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. RGE is not engaged in any lawsuits to recover any material amount of monies due to it.

     2.4 BUSINESS. Following the closing, the only business and operations of CRL shall be that conducted by RGE.

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                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF CRL.

     CRL REPRESENTS AND WARRANTS TO RGE AND THE SHAREHOLDERS THAT:

     3.1 ORGANIZATION. CRL is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated, and duly qualified to do business in each of such states and other jurisdictions where its business requires such qualification.

     3.2 COMPLIANCE WITH LAWS. RGE has substantially complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting its properties, products or the operation of its business except where such non-compliance would not have a materially adverse effect on the business or financial condition of RGE. RGE has all licenses and permits required to conduct its business as now being conducted.

     3.3 LITIGATION. RGE is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of RGE, threatened against or affecting RGE or its business, assets or financial condition, except for matters which would not have a material affect on RGE or its properties. RGE is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. RGE is not engaged in any lawsuits to recover any material amount of monies due to it.

     3.4 BUSINESS. Following the closing, the only business and operations of CRL shall be that conducted by RGE.

                                    ARTICLE 4

            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     4.1 SHARE OWNERSHIP. Shareholders hold the RGE Common Stock in the amounts shown on Schedule "A" to this Agreement. Such shares are owned of record, and such shares are not subject to any lien, encumbrance or pledge. Each shareholder has the authority to exchange such shares pursuant to this Agreement.

     4.2 INVESTMENT INTENT. Shareholders understand and acknowledge that the CRL Common Stock is being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the "Securities Act") for non-public offerings; and each Shareholder makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of each Shareholder as a purchaser of securities.

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          (a) The CRL Shares are being  acquired  solely for the account of each
Shareholder, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the CRL Shares.

          (b) Each Shareholder agrees not to dispose of his CRL Shares or any portion thereof unless and until counsel for CRL shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 (the "1933 Act") or any applicable state securities laws, or the rules and regulations thereunder.

          (c) Shareholders acknowledge that CRL has made all documentation pertaining to all aspects of CRL and the transaction herein available to him/her and to his/her qualified representative(s), if any, and has offered such person or persons an opportunity to discuss CRL and the transaction herein with the officers of CRL.

     4.3 INDEMNIFICATION. Shareholders recognize that the offer of CRL Shares to him/her is based upon his/her representations and warranties set forth and contained herein and hereby agrees to indemnify and hold harmless CRL against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by such Shareholder.

     4.4 RESTRICTIVE LEGEND. Shareholders agree that the certificates evidencing the CRL Shares acquired pursuant to this Agreement will have a legend placed thereon which will restrict the sale of said shares for times and upon conditions that are subject to federal and state securities laws.

                                    ARTICLE 5

                              PRE-CLOSING COVENANTS

     5.1 INVESTIGATIVE RIGHTS. From the date of this Agreement each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours to all of RGE's and CRL's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning RGE's and CRL's affairs as the other party may reasonably request.

     5.2 CONDUCT OF BUSINESS. Prior to the Closing, RGE and CRL shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither RGE or CRL shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any

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liability than its stated amount, or enter into any other transaction other than in the regular course of business.

                                    ARTICLE 6

                             POST-CLOSING COVENANTS

     6.1 FOLLOWING THE CLOSING HEREIN:

           (a) PROMPT REGISTRATION OF TRANSFER. CRL shall register transfer of the common stock of CRL within three (3) business days after receipt of proper documentation for such transfer request. Restricted securities shall be transferred without restrictive legend if supported by an opinion of counsel to CRL provided that CRL's counsel has no reasonable objection.

           (b) DELIVERY OF SHARES. RGE Shareholders will deliver to CRL'S management within 10 days of execution of this Agreement any share certificates representing the RGE Common Stock.

                                    ARTICLE 7

                                     CLOSING

     7.1 CLOSING. The Closing of this transaction shall occur upon the execution of this Agreement by both parties.

           (b) ATTORNEY FEES. Each of CRL and RGE shall be responsible to the other party for one half of the attorney fees incurred herewith, as further defined, below.

                                    ARTICLE 8

                                  MISCELLANEOUS

     8.1 CONFIDENTIALITY. Unless compelled by a subpoena or otherwise required under the rule of law no party to this transaction will discuss terms of the transaction, its parties, or any other aspect of this transaction, contemplated, executed, or finalized with any individual other than counsel and individuals or parties directly related to this transaction.

     8.2 CAPTIONS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.3 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an

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agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     8.4 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.5 TIME OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

     8.6 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding among the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

     8.7   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.8 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.9 ANNOUNCEMENTS. CRL and RGE will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     8.10 BROKERAGE. RGE and CRL each represent that no finder, broker, investment banker or other similar person has been involved in this transaction. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder's fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

     8.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year.

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     8.12  CHOICE  OF LAW.  This  Agreement  and its  application  shall  be governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives, all as of the date first written above.

CASTMOR RESOURCES LTD.:
(a Delaware Corporation)


By: /s/ Benny R. Powell                                 June 6, 2012
   -----------------------------------       -----------------------------------
   Benny R. Powell, President                               Date

RED GIANT ENTERTAINMENT INC.:
(a Florida Corporation)


By: /s/ Benny R. Powell                                 June 6, 2012
   -----------------------------------       -----------------------------------
   Benny R. Powell, President                               Date


/s/ Benny R. Powell                                    June 6, 2012
-----------------------------------          -----------------------------------
Benny R. Powell

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                                  SCHEDULE "A"

               Benny Powell                    5,000,000 shares


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